Exhibit 10.11

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is effective as of June __, 2022 and is entered into by and between LINDEN REAL ESTATE HOLDINGS, LLC, a Texas limited liability company (“Borrower”), and AMERICAN PACIFIC BANCORP, INC., a Texas corporation (“Lender”).

RECITALS

A. Borrower wishes to obtain a loan in connection with the refinance of real property located at 644 North 2000 West, Lindon, Utah 84004 (the “Property”).

B. Borrower has applied to Lender for that loan in the stated principal amount of $5,687,500.00 (the “Loan”).

C. Lender is willing to make the Loan to Borrower for the purpose set forth above, all upon the terms and conditions as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing Recitals and the covenants and conditions, representations and warranties contained herein, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

The following terms when used in this Agreement shall, except where the context otherwise requires, have the following meanings (such definitions to be equally applicable to the singular and the plural forms thereof):

1.1 “Advances” shall mean disbursements under the Loan pursuant to the terms of this Agreement.

1.2 “Agreement” shall mean this Agreement as originally executed and as amended, modified or supplemented from time to time.

1.3 “Appraisal” shall mean a current appraisal of the Property engaged by and acceptable to Lender, which appraisal shall be in form and content acceptable to Bank and utilize such appraisal method or methods acceptable to Lender. Unless otherwise expressly agreed, Borrower shall be responsible for the cost of any Appraisal.

1.4 “Business Day” shall mean every day except a Saturday, Sunday or public holiday on which banks are required or authorized to close in the state of Utah.

1.5 “Closing Date” shall mean the day agreed upon between Lender and Borrower for closing of the Loan; provided, however, that all of the conditions precedent to closing specified in this Agreement or otherwise imposed by Lender shall have been satisfied.

1.6 “Collateral” shall refer to all real and personal property, tangible and intangible, and all products and proceeds thereof, securing the Loan at any time.

1.7 “Covenants” shall collectively mean all private and public covenants, conditions, restrictions and reservations affecting the Property, as well as all applicable zoning restrictions and requirements including all parking requirements, subdivision, environmental protection, use and building codes, laws, regulations and ordinances.

1.8 “Deed of Trust” shall mean the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement of even date herewith made by Borrower for the benefit of Lender granting a valid and perfected first lien on the Collateral described therein, including without limitation the Property, securing the Note, and as the same may be amended, modified, extended, renewed, restated, or supplemented from time to time.

1.9 “Default” shall mean any event which constitutes an Event of Default.

1.10 “Disposition” as such term is defined in Section 7.13.

1.11 “Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement of even date herewith executed by Borrower and Guarantor, collectively, for the benefit of Lender.

1.12 “Environmental Reports” shall mean a Phase I Environmental Audit (or other or further report or assessment required by Lender or recommended by any existing or preliminary report) prepared by an environmental engineering company approved by Lender and in substance satisfactory to Lender regarding the Property.

1.13 “Event of Default” as such term is defined in Section 9.1.

1.14 “Financing Statement” shall mean any financing statement(s) (such as, for example, a UCC-1 financing statement) required to perfect Lender’s security interest in the Collateral.

1.15 “GAAP” shall mean those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all relevant periods so as to properly reflect the financial condition, and the results of operations and statement of cash flow of Borrower, except that any accounting principle or practice required to be changed by the Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of such Boards) in order to continue as a generally accepted accounting principle or practice may so be changed.

1.16 “Governmental Entity” or Governmental Entities” shall mean any governmental or quasi-governmental entity, agency, authority, board, commission, or governing body authorized by federal, state or local laws or regulations as having jurisdiction over Borrower, Guarantor, and/or the Property or the development thereof.

1.17 “Guarantor” shall mean Sharing Services Global Corporation, a Nevada corporation.

1.18 “Guaranty Agreement” shall mean that certain Guaranty Agreement of even date herewith executed jointly and severally by Guarantor in favor of Lender.

1.19 “Improvements” shall mean, as applicable, buildings and any and all infrastructure, including without limitation, systems for water, sewer, storm sewer, electrical, lighting, telephone, cable, streets, curb gutter, partial sidewalks and those public improvements required to be completed, if any.

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1.20 “Lien or Encumbrance” and “Liens and Encumbrances” shall mean, respectively, each and all of the following: any lease or other right to use; any assignment as security, conditional sale, grant in trust, lien, mortgage, pledge, security interest, title retention arrangement, other encumbrance, or other interest or right securing the payment of money or the performance of any other liability or obligation, whether voluntarily or involuntarily created and whether arising by agreement, document, or instrument, under any law, ordinance, regulation, or rule (federal, state, or local), or otherwise; and any option, right of first refusal, or other interest or right affecting the Collateral.

1.21 “Loan” shall mean the revolving loan in the Maximum Loan Amount to be made by Lender to Borrower pursuant to this Agreement, which loan shall be used to refinance the Property.

1.22 “Loan Costs” shall mean all fees, taxes, assessments, and other charges to be incurred under the Loan and in connection with the negotiation, documentation, analysis or funding of the Loan including, but not limited to, all loan fees, interest charges, service and inspection fees, attorneys’ fees, survey costs, title insurance and endorsement premiums, if any, environmental audit, appraisal fees, engineering inspection fees, recording fees and insurance premiums.

1.23 “Loan Documents” shall mean any and all documents evidencing and securing the Loan and shall include the Note, this Agreement, the Guaranty Agreement, the Deed of Trust, the Financing Statement, the Environmental Indemnity, and any other agreements, documents, or instruments evidencing, guaranteeing, securing, or otherwise relating to the Loan, as such agreements, documents, and instruments may be amended, modified, extended, renewed, or supplemented from time to time.

1.24 “Loan Party” shall mean Borrower, Guarantor, and each other Person that from time to time is or becomes obligated to Lender under any Loan Document.

1.25 “Material Adverse Occurrence” shall mean any occurrence of whatsoever nature (including, without limitation, any adverse determination in any litigation, arbitration or governmental investigation or proceeding) which materially adversely affects the present or prospective financial condition or operations of a Loan Party or the Property, or materially impairs the ability of a Loan Party to perform its obligations under the Loan Documents.

1.26 “Maturity Date” shall mean June 1, 2024, if demand is not otherwise made under the terms of the Note.

1.27 “Maximum Loan Amount” shall mean the total committed amount of the Loan to be advanced hereunder in the maximum amount of Five Million Six Hundred Eighty Seven Thousand Five Hundred US Dollars ($5,687,500.00).

1.28 “Note” shall mean the Demand Promissory Note of even date herewith in the stated principal amount equal to the Maximum Loan Amount, which note is made by Borrower to the order of Lender.

1.29 “Obligations” shall mean any and all obligations of Borrower in connection with the Loan as evidenced by the Note, this Agreement, and the other Loan Documents.

1.30 “Person” shall mean any natural person, corporation, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

1.31 “Restoration Conditions” as such term is defined in Section 8.1(a).

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1.32 “Secondary Financing” as such term is defined in Section 7.14.

1.33 “Survey” as such term is defined in Section 3.9.

1.34 “Title Company” shall mean Fidelity National Title Insurance Company.

1.35 “Title Policy” as such term is defined in Section 3.8.

Other terms defined herein shall have the meaning ascribed to them herein.

ARTICLE 2
The loan; generally

2.1 The Loan. Subject to the terms and conditions of this Agreement and the Loan Documents, Lender agrees to make the Loan to Borrower in an amount not to exceed the Maximum Loan Amount. The initial Advance on the Loan shall be for the purposes of refinancing the Property. The Loan shall be a term loan with Borrower having no right to reborrow principal that has been repaid.

2.2 [Reserved].

2.3 Demand Note. All indebtedness of Borrower to Lender under the Loan (and all Advances made hereunder and all disbursements otherwise made in accordance with this Agreement or any other Loan Document) shall be evidenced by the Note. If demand for payment is not made as provided by the Note, payments of principal and interest as set forth in the Note shall be due and payable monthly prior to the Maturity Date. Absent a demand for payment, upon the Maturity Date all outstanding principal, any unpaid accrued interest and any other monetary obligation owed to Lender shall be due and payable in full. The Note contains additional terms and conditions including, without limitation, provisions concerning the payment of default interest and late charges upon the occurrence of an Event of Default.

2.4 Obligations Secured by Loan Documents. All payments and disbursements made by Lender under this Agreement and the other Loan Documents whether in the form of an Advance or otherwise (including, but not limited to, the exercise of any right or remedy of Lender or the protection of Lender’s security hereunder) shall, as and when advanced or incurred, constitute additional Obligations evidenced by the Note and secured by the Deed of Trust and the other Loan Documents, whether or not the aggregate of all Obligations shall then or thereafter exceed the face amount of the Note. Without limitation upon the foregoing, in the event that Borrower shall fail to cure an Event of Default, Lender shall have the right, but not the obligation, to perform any of such covenants, agreements and obligations, and any amounts expended by Lender in doing so shall constitute obligatory Advances under this Agreement and additional Obligations evidenced by the Note and secured by the Deed of Trust and the other Loan Documents. The Loan Documents shall remain in full force and effect until Lender has no further obligation to make Advances and all Obligations are paid and performed in full.

2.5 Loan Fees. Upon the execution of this Agreement, Borrower shall pay to Lender a loan fee of One Hundred Forty Two Thousand One Hundred Eighty Seven and 50/100 US Dollars ($142,187.50). Such fee paid to Lender shall be deemed fully earned by Lender and is nonrefundable to Borrower, regardless of when the Loan is repaid or the aggregate amount of Advances actually made.

2.6 Maximum Loan Amount; Appraisal. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, Lender shall not be obligated to make any Advance if, after giving effect to such Advance, the sum of all indebtedness then outstanding would exceed the Maximum Loan Amount. Furthermore, Lender has the right to require at any time an Appraisal, and, in the event the Appraisal indicates a value less than Eight Million Seven Hundred Fifty Thousand US Dollars ($8,750,000.00), Borrower shall immediately make a prepayment of principal on the Loan in an amount sufficient to establish a Loan-to-value ratio of not greater than sixty-five percent (65%).

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ARTICLE 3
CONDITIONS PRECEDENT TO CLOSING

Lender’s obligation to close the Loan and make any Advance is subject to the full and complete satisfaction of the following conditions precedent, including receipt and approval by Lender of the following agreements, documents and instruments, each in form and substance satisfactory to Lender:

3.1 Documents. Lender shall have received and approved fully executed copies of the Loan Documents which shall have been duly authorized, executed (and, where appropriate, acknowledged), and delivered by the parties thereto and any and all other documents as Lender may deem reasonably necessary with respect to the Loan.

3.2 Due Diligence. Borrower shall have delivered, or caused to be delivered, to Lender all such due diligence, assurances, reports, surveys, plans, and other information as may be requested or required by Lender and in form and content as may be required by Lender including, but not limited to, (a) information with respect to the Property, (b) Environmental Reports, (c) underground storage tank analysis, (d) financial statements and other financial information as required by Lender; and (e) such certificates of insurance as required pursuant to the terms of this Agreement or as otherwise required by Lender.

3.3 Loan Costs. Borrower shall provide evidence reasonably satisfactory to Lender of the payment of all Loan Costs.

3.4 [Reserved].

3.5 Corporation, Limited Liability Company, or Partnership Documents. Lender shall have received a certificate of the secretary or manager of each Loan Party, in a form and content reasonably acceptable to Lender, attaching or including as applicable: (i) the certificate of incorporation and bylaws, limited liability company operating agreement, or partnership agreement, as the case may be, of the Loan Party and all amendments thereto, if the Loan Party is a general partnership or joint venture, the filed or recorded fictitious name certificate for the Loan Party and all amendments thereto, if the Loan Party is a limited partnership, the filed or recorded certificate of limited partnership of the Loan Party and all amendments thereto; (ii) certified copies of resolutions of its board of directors or, if all managers or all general partners do not sign the Loan Documents, resolutions of the members of the limited liability company or partners of the partnership, as the case may be, authorizing the Loan Party to execute, deliver, and perform its Loan Documents and to grant to Lender the Liens and Encumbrances on the Property in the Loan Documents and certifying the names and signatures of the officer(s), member(s), manager(s), or partner(s), as the case may be, of the Loan Party authorized to execute the Loan Documents and to request Advances on behalf of the Loan Party; (iii) certificate of good standing as a corporation, limited liability company, or limited partnership, as the case may be, from the jurisdiction of formation or organization of each Loan Party, and if such jurisdiction is not the State of Utah, a certificate of qualification as a foreign corporation, limited liability company, or limited partnership, as the case may be, authorized to transact business in the State of Utah; and (iv) signature and incumbency certificates of the officers of each Loan Party executing the Loan Documents.

3.6 Taxes. All fees and other charges in connection with the execution, delivery and recording of the Loan Documents shall have been paid, and all delinquent taxes, assessments or other governmental charges or liens affecting the Property, if any, shall have been paid. The Title Policy shall ensure that no general and special taxes or assessments encumbering the Property are delinquent and that the Property does not lie within any special or general assessment district except as approved by Lender.

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3.7 Title and Other Matters. Title to the Property, the legal description of the Property, and all documents and other matters relating in any way to the Loan or to the Property must be to the reasonable satisfaction of Lender. At Borrower’s expense, Borrower shall furnish Lender with a 2006 ALTA loan policy (the “Title Policy”) in the face amount of the Loan insuring the Deed of Trust as a valid first lien on the Property. The Title Policy shall (a) contain no exceptions other than those Lender approves, (b) shall be issued in substance and in form by a company or companies acceptable to Lender, and (c) shall be issued with all endorsements as Lender may require, including without limitation, the deletion of standard survey exceptions and insurance against mechanic liens prior to the Closing Date.

3.8 Covenants; Approvals and Permits. Borrower shall provide to Lender satisfactory evidence that Borrower has complied with all Covenants and all Approvals and Permits with respect to the Property.

3.9 Survey. If requested by Lender, Borrower shall have furnished to Lender, at Borrower’s expense, a current improvement survey plat (“Survey”) of the Property made in accordance with the current “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys” and acceptable to Lender and the Title Company.

ARTICLE 4
advance CONDITIONS

4.1 Conditions Precedent to Advances. Lender’s obligation to authorize the initial Advance and each subsequent Advance shall be subject to satisfaction of the following conditions precedent:

(a) Lender shall have received an Advance request in such form as may be required by Lender.

(b) Borrower shall be in full compliance and there shall be no Default hereunder or under any of the Loan Documents, and no Default shall result from the making of the Advance; provided, however, that Lender may, in its discretion, elect to authorize Advances notwithstanding the existence of a Default, and any Advance authorized shall be deemed to have been made pursuant to this Agreement and shall be secured by the Loan Documents and shall not be deemed a cure of Borrower’s Defaults.

(c) All of the representation and warranties set forth in this Agreement and the other Loan Documents shall be true and correct on the date of the Advance in all material respects, except that the representations and warranties set forth in Section 5.2 referring to the financial statements, supporting schedules, and financial reports, as the case may be, shall be deemed a reference to such statements, schedules and reports then most recently delivered to Lender.

(d) There shall exist no Material Adverse Occurrence.

(e) No material litigation, arbitration or governmental investigation or proceeding shall be pending, or to the knowledge of any Loan Party threatened, against any Loan Party or affecting the operations of any Loan Party which, if determined adversely to any Loan Party, would constitute a Material Adverse Occurrence.

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ARTICLE 5
REPRESENTATIONS, WARRANTIES AND COVENANTS

In order to induce Lender to make the Loan, and as an express condition to each Advance made hereunder, each Loan Party, for itself, represents, warrants and covenants as follows, which representations, warranties and covenants shall be true and correct as of the execution hereof and shall survive the execution and delivery of the Loan Documents:

5.1 Organization of Loan Parties; Authority to Enter into Agreement. As applicable, each Loan Party is duly formed and validly in existence and in good standing under the laws of its organization and is duly qualified to do business and is in good standing in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify permanently precludes such Loan Party from enforcing its contracts. Borrower has the right and power to purchase, occupy and develop the Property, and has full power and authority to enter into this Agreement, to borrow money as contemplated herein and to execute and carry out the provisions of the Loan Documents. Each Loan Party has full power and authority to enter into this Agreement, to borrow money as contemplated herein and to execute and carry out the provisions of the Loan Documents. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action of each Loan Party and no other action of any Loan Party is required for the execution, delivery and performance of the Loan Documents. The Loan Documents which have been executed and delivered pursuant to this Agreement constitute, or, if not yet executed or delivered, will when so executed and delivered, constitute valid and binding obligations of each Loan Party, respectively, each enforceable in accordance with its respective terms.

5.2 Financial Statements. Any loan applications, financial statements, supporting schedules, and financial reports heretofore delivered to Lender in connection with the Loan Documents by or on behalf of a Loan Party are true and correct in all material respects, and, as to Borrower, have been prepared in material accordance with GAAP or tax basis accounting, and fairly represent the respective financial conditions of the subjects thereof as of the dates thereof and for the periods covered thereby, and no Material Adverse Occurrence has occurred in the financial conditions presented therein since the respective dates thereof.

5.3 No Litigation. There are no actions, suits or proceedings pending, or to the knowledge of the Loan Party threatened against or affecting the Loan Party, or any of the property or assets of the Loan Party, in any court at law or in equity, or before or by any governmental or municipal authority which would reasonably be expected to materially adversely affect the ability of the Loan Party to perform their respective obligations hereunder or under any of the Loan Documents to which the Loan Party is a party, or has caused or could reasonably be expected to constitute a Material Adverse Occurrence, or could reasonably be expected to adversely affect the priority of Lender’s liens and security interests with respect to Borrower’s property or assets, except as disclosed to Lender in writing prior to the date of this Agreement.

5.4 Marketable Title. Borrower has good and marketable title to the Property, free and clear of all Liens and Encumbrances, excepting only the lien for general taxes for the current year and those permitted exceptions shown in Schedule B of the Title Policy, and has good and marketable title to all of its property and assets, real and personal, which secure repayment of the Note.

5.5 Covenants, Zoning and Codes. Borrower has complied and will continue to comply with all applicable statutes and regulations to be complied with in connection with the Property, including, without limitation and to the extent applicable, all statutes and regulations regarding environmental issues, and historical preservation acts and regulations. All permits, consents, approvals or authorizations by, or registrations, declarations, withholding of objections or filings with any governmental body or private entity necessary in connection with the valid execution, delivery and performance of this Agreement, the Loan Documents, and any and all other documents executed in connection with any of the foregoing.

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5.6 ADA. Borrower hereby represents, warrants and covenants that the Property is not now in violation of any material requirements of the Americans with Disabilities Act applicable to the Property. Borrower further covenants and warrants that any alterations to the Property and all new construction on the Property shall be completed in conformance with the ADA, as applicable.

5.7 Compliance with Hazardous Substance Covenants. Borrower represents, warrants, and covenants that the Property (including without limitation all underground storage tanks), and the use, occupancy and operation of the Property will strictly comply with all covenants and agreements of Borrower regarding hazardous substances, as defined and contained in the Environmental Indemnity, during the period of Borrower’s ownership and, to the best of Borrower’s actual knowledge, presently complies.

5.8 Access to the Property. All roads, streets, traffic turn lanes, and access ways necessary for the full utilization of the Property for its intended purposes have either been completed or the necessary rights of way have either been acquired by the appropriate Governmental Entity or have been dedicated to public use and accepted by the appropriate Governmental Entity.

5.9 Compliance With Documents. As of the date hereof, and to the best of Borrower’s knowledge, Borrower is in full compliance with all of the terms and conditions of this Agreement and the other Loan Documents, and no event has occurred and is continuing which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default under this Agreement or any other Loan Document.

5.10 Incorporation of Representations and Warranties. Each Advance request shall constitute a certification by Borrower that the representations, warranties and covenants contained in this ARTICLE 5 are true and correct as of the date of such request, except with respect to particular representations that refer to an earlier date and except as otherwise disclosed in writing to Lender, prior to the date of such Advance request.

5.11 Solvency. Borrower is able to meet its debts as they become due and payable in accordance with Borrower’s ordinary business practices.

5.12 Survival of Representations. All representations, warranties and covenants contained in this ARTICLE 5 shall survive the delivery of the Note and the Loan Documents, and the making of the Loan evidenced thereby and any investigation at any time made by or on behalf of Lender shall not diminish its rights to rely on all of such representations and warranties.

ARTICLE 6
financial covenants

6.1 Financial Information. Borrower shall provide to Lender with such financial statements and other related information with respect to each Loan Party at such frequencies and in such form and detail as Lender may request. All financial data provided to Lender shall be deemed certified by Borrower and Guarantor to be complete, correct and accurate in all material respects as of the date submitted or dated and all financial information and reports shall be prepared and reported in material accordance with GAAP or tax basis accounting, unless otherwise expressly permitted by Lender. Without limiting the foregoing, Borrower shall provide to Lender the following:

(a) As soon as is available but in no event later than ninety (90) days after Borrower’s fiscal year, CPA audited financial statements for Borrower and Guarantor; and

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(b) As soon as is available but in no event later than sixty (60) days after each fiscal-quarter for Borrower, CPA reviewed financial statements for Borrower and Guarantor;

6.2 Other Items and Information. Borrower and Guarantor shall provide such other information concerning Borrower, Guarantor, the Property, and the assets, business, financial condition, operations, property, prospects, and results of operations of Borrower as Lender reasonably requests from time to time. In this regard, promptly upon request of Lender, Borrower shall deliver to Lender counterparts and/or conditional assignments as security of any and all construction contracts, receipted invoices, bills of sale, statements, conveyances, and other agreements, documents, and instruments of any nature relating to the Property or under which Borrower claims title to any materials or supplies used or to be used in the Property.

ARTICLE 7
GENERAL COVENANTS

Until the Obligations are paid and performed in full, each Loan Party agrees that, unless Lender otherwise agrees in writing in Lender’s absolute and sole discretion:

7.1 [Reserved].

7.2 Payment of Taxes. Subject to the terms and provisions of Borrower’s rights to contest taxes as set forth in the Deed of Trust, Borrower shall pay and discharge, prior to delinquency, all taxes, assessments and other governmental charges, levies or impositions against or on any of its properties and assets, as well as claims of any kind, which, if unpaid, might become a lien upon any of its properties. Borrower shall make all required deposits for tax reserves as required by the Deed of Trust. Without limiting the foregoing, Borrower shall be permitted to make distributions to its members in amounts necessary to pay such taxes without the prior consent of Lender; provided, however, that Borrower shall provide Lender with a copy of Borrower’s calculations of the amounts necessary to pay such taxes prior to making distributions to its members, which amounts shall be satisfactory to Lender in its reasonable discretion.

7.3 Insurance. Borrower shall maintain and deposit with Lender original certificates of insurance policies issued by insurance companies with current Best’s Key Ratings of not less than A- with a financial rating of IX and written in form and content acceptable to Lender, with appropriate mortgagee clauses in favor of Lender, providing the following minimum insurance coverages with respect to the Deed of Trust Properties:

(a) Comprehensive general public liability insurance in an aggregate amount acceptable to Lender (combined single limit for bodily injury and property damage and umbrella excess liability coverage), shall be in effect with Lender named as an additional insured. Such liability policies must provide comprehensive general liability insurance with coverages for Property and Operations, Products and Completed Operations, Blanket Contractual Liability, Personal Injury Liability, Broad Form Property Damage (including completed operations), Explosion Hazard, Collapse Hazard and Underground Property Damage Hazard. In addition, Borrower shall maintain in full force and effect business auto liability insurance, including all non-owned and hired autos. Such policies must be written on an occurrence basis so as to provide blanket contractual liability, broad form property damage coverage, and coverage for products and completed operations. Liability insurance under this paragraph may be provided under a blanket policy that specifically refers to the Property.

(b) If the Property, or any part thereof, lies within a “special flood hazard area” as designated on maps prepared by the Department of Housing and Urban Development, a National Flood Insurance Association standard flood insurance policy, plus insurance from a private insurance carrier, if necessary, for the duration of the Loan in the amount of the full insurable value of the completed Improvements.

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(c) Fire and extended coverage property damage insurance, including, but not limited to all risk insurance, in an amount equal to the full replacement value of the Improvements as shown by appraisal, without coinsurance or deducting for depreciation, containing a waiver of subrogation clause and a deductible amount acceptable to Lender, with Lender named as an additional insured and as a loss payee. Such policy shall not contain an exclusion for terrorist losses and shall include earthquake coverage.

(d) Boiler and machinery insurance when risks covered thereby are present and Lender requires such insurance.

Each of the foregoing policies shall contain a clause requiring thirty (30) calendar days’ notice to Lender of cancellation, termination or material modification. Borrower shall provide proof of premiums paid upon the Lenders’ written request and, throughout the term of the Loan, shall provide evidence to Lender no later than thirty (30) calendar days prior to expiration of each annual policy of payment of renewal premiums and continuation of insurance coverage.

7.4 Notices. Each Loan Party, each for itself or himself, as soon as practicable, shall give notice to Lender of:

(a) The commencement of any material uninsured litigation relating to any Loan Party or relating to the transactions contemplated by this Agreement;

(b) The commencement of any material arbitration or governmental investigation or proceeding not previously disclosed by the Loan Party to Lender in writing which has been instituted or, to the knowledge of the Loan Party, threatened against any Loan Party or to which its properties or assets are subject which, if determined adversely to the Loan Party would constitute a Material Adverse Occurrence;

(c) Any adverse development which occurs in any litigation, arbitration or governmental investigation or proceeding previously disclosed by any Loan Party to Lender which, if determined adversely to any Loan Party would constitute a Material Adverse Occurrence; or

(d) Any Event of Default under this Agreement or the Loan Documents.

7.5 Books and Records, Periodic Audits. Borrower shall keep books and records concerning the Property reflecting all of its business affairs and transactions in material accordance with GAAP or tax basis accounting and permit Lender, and its representatives and agents at reasonable times and intervals and upon reasonable notice to Borrower, to visit all of its offices, discuss its financial matters with officers of Borrower and its accountant (and by this provision Borrower authorizes its accountants to participate in such discussions) and examine any of its books and other corporate records.

7.6 Inconsistent Agreements. No Loan Party shall enter into any agreement containing any provision that would be violated or breached by Borrower in the performance of its obligations under any Loan Document.

7.7 Accuracy of Information. All factual information heretofore or herewith furnished by or on behalf of each Loan Party to Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of each Loan Party to Lender will be true and accurate in every material respect on the date as of which such information is dated or certified and no such information contains any material misstatement of fact or omits to state a fact or any fact necessary to make the statements contained therein not materially misleading.

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7.8 Compliance with Laws. Borrower shall carry on its business activities in substantial compliance with all applicable federal or state laws and all applicable rules, regulations and orders of all governmental bodies and offices having power to regulate or supervise its business activities.

7.9 Conduct of Business. Borrower shall maintain and keep its assets, property and equipment in good repair, working order and condition and from time to time make or cause to be made all needed renewals, replacements and repairs.

7.10 Maintain Business. Borrower shall continue to engage primarily in the business being conducted on the date of this Agreement until it shall receive the written consent of Lender to do otherwise, such consent shall not be unreasonably withheld.

7.11 Existence; Changes. Borrower shall not dissolve, liquidate or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets of or interest in any other Person.

7.12 Change in Ownership Interests in Borrower. Borrower will not suffer to occur or exist, whether occurring voluntarily or involuntarily, after the date of this Agreement any change in the management or control of Borrower or the legal or beneficial ownership of any member interests in Borrower, except for transfers of membership interests in the case of estate planning purposes which do not affect the management or control of Borrower, nor shall Borrower issue or repurchase any member interests in Borrower or grant any options or enter into any contracts to do any of the foregoing, unless it receives written consent from Lender, which consent shall be in Lender’s sole discretion (a “Borrower Control Event”).

7.13 Sale or Disposition of Assets. Without the prior written consent of Lender, which consent may be withheld in Lender’s sole and absolute discretion, Borrower shall not, directly or indirectly, voluntarily or involuntarily, cause, suffer or permit (a) any sale, conveyance, pledge, mortgage, hypothecation or other transfer of any legal or equitable interest in Borrower, the Property or any Collateral, or (b) any mortgage, pledge, encumbrance or lien (except to the extent of mechanic’s liens diligently contested in accordance with the Loan Documents) to be imposed upon or attached to the Property, the Collateral or any portion thereof (a “Disposition”). No transfer, conveyance, sale, lease or other Disposition shall relieve Borrower from personal liability for its obligations hereunder or under any Loan Document, whether or not the transferee assumes this Agreement.

7.14 Secondary Financing. Borrower shall not create, incur, assume or suffer to exist any material indebtedness, obligation for borrowed money, or other secondary financing (“Secondary Financing”) for which Borrower is liable or which is or is not secured by the Property or any Collateral other than (a) the Obligations arising under the Loan, (b) which may otherwise be owed to or hereafter borrowed from Lender, or (c) which may be permitted by Lender, which approval may be withheld in Lender’s sole and absolute discretion.

7.15 Contingent Liability. Borrower shall not assume, guarantee, endorse or otherwise knowingly become directly or contingently liable in connection with any obligation of any Person (other than Borrower), except (i) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, or (ii) by indemnity agreements given by Borrower to Title Company in connection with the title commitment or any endorsements.

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7.16 Performance of Lease Obligations. Borrower will perform promptly all of Borrower’s obligations under or in connection with each present and future lease of any part of the Property.

7.17 Approvals and Permits. Borrower will provide Lender with a copy of any Approval and Permit issued or renewed in the future by a Governmental Entity within thirty (30) calendar days after its issuance or renewal.

7.18 Use of Property. Unless required by applicable law, without the prior written consent of Lender, Borrower will not take any of the following actions:

(a) Allow changes in the use for which all or any part of the Property is being used at the time this Loan Agreement is executed.

(b) Initiate a change in the zoning classification of the Property or acquiesce to a change in the zoning classification of the Property.

(c) Combine all or any part of the Property with all or any part of a tax parcel which is not part of the Property.

(d) Subdivide or otherwise split any tax parcel constituting all or any part of the Property.

7.19 Further Assurances. Each Loan Party will at any time and from time to time upon request of Lender take or cause to be taken any action, execute, acknowledge, deliver or record any further documents, opinions, mortgages, security agreements, financing statements or other instruments or obtain such additional insurance as Lender in its reasonable discretion deems necessary or appropriate to carry out the purposes of this Agreement and to preserve, protect and perfect the security interests intended to be created and preserved in the Collateral, the Property, and other properties and assets securing the obligations of the Loan Parties under this Agreement and the Loan Documents.

ARTICLE 8
casualty and condemnation

8.1 Damage or Destruction.

(a) If the Improvements on the Property, or any part thereof, are damaged or destroyed by fire or any other cause, and Borrower shall desire to restore the Improvements or shall be required by Lender to restore the Improvements, Borrower shall, subject to the provisions of this Section, immediately proceed with the restoration thereof, and shall diligently complete the work of restoration, provided that Lender makes available to Borrower as restoration progresses any insurance proceeds actually paid to Lender in respect to such damage or destruction. If (i) in Lender’s reasonable judgment the insurance proceeds are sufficient to complete the restoration; and (ii) no Default exists under the Loan Documents (“Restoration Conditions”), Lender shall advance the insurance proceeds to Borrower as restoration progresses. If any one or more of the Restoration Conditions does not exist, Lender shall have no obligation to authorize further Advances on the Loan and may call the Loan immediately due and payable in accordance with the following paragraph; provided, however, if, in Lender’s reasonable judgment, the insurance proceeds are insufficient to complete the restoration, Borrower may, but is not required to, satisfy such condition by depositing with Lender such money as in Lender’s reasonable judgment is sufficient to complete the restoration in a timely manner and fully pay the costs thereof.

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(b) If in Lender’s reasonable judgment the Improvements cannot be restored in a timely manner as described above or, if Borrower does not or cannot deposit such money or additional money as in Lender’s reasonable judgment is required to complete the restoration and fully pay the cost thereof, or if a Default exists under the Loan Documents following the expiration of all applicable cure periods, such event shall be deemed an Event of Default hereunder, and Lender’s obligations to authorize further Advances on the Loan or to make insurance proceeds available for restoration shall immediately terminate. Lender may in such case apply any insurance proceeds to reduce the outstanding indebtedness of Borrower under the Loan, and may exercise any of the other remedies which are described in Section 9.2 hereof or in the Loan Documents.

(c) In the case of loss, Lender is hereby authorized to participate in any settlement or adjustment of claims under insurance policies, as its interest may appear, and to collect and receipt for any proceeds. In the event Lender elects to apply the proceeds to restoration, in keeping with the Restoration Conditions, such proceeds shall be made available, from time to time, under substantially similar terms and conditions as provided in this Agreement.

8.2 Condemnation.

(a) If all or any part of the Property is expropriated, condemned, taken by power of eminent domain, or transferred in anticipation of any such circumstances by any competent authority, then the proceeds of any such award or settlement made as compensation or damages for such expropriation, condemnation, exercise of the power of eminent domain or the transfer in anticipation of any such circumstance shall be paid to Lender. Lender, at its election, may pay or apply such amount in any one or more of the following ways and in such order as Lender shall determine:

(i) to costs of collection thereof;

(ii) payment of any expenses and fees of Lender associated with this Agreement and the other Obligations of Borrower hereunder, the payment of accrued and unpaid interest on the Loan, and the reduction of unpaid principal of the Loan;

(iii) to the payment of obligations incurred by Lender or Borrower in the repair or replacement of damage to the Improvements;

(iv) to make payment to Borrower for the costs of restoration and repair of the Improvements; or

(b) If the Improvements, or any part thereof, are taken by condemnation or subject to imminent threat of condemnation, Lender’s obligation to authorize further Advances on the Loan hereunder shall immediately terminate unless, in Lender’s reasonable judgment, the condemnation would not affect a material portion of the Property, or the Improvements affected by the condemnation can be replaced and restored in a manner which will enable the Improvements to be functionally and economically utilized and occupied as originally intended. Whether Lender, in its reasonable judgment, determines that the Improvements can be so restored and replaced or not, the rights and obligations of Lender and Borrower thereafter, and the handling and utilization of any condemnation proceeds actually paid to Lender shall be the same as described in the immediately preceding Section 8.1 hereof.

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ARTICLE 9
DEFAULT AND REMEDIES

9.1 Event of Default. The occurrence of any of the following events shall constitute an event of default hereunder (collectively, “Event of Default”):

(a) Borrower shall default in the payment of any principal or interest or any other monetary obligation owing to Lender under the terms of the Note, this Agreement or any other Loan Document.

(b) Borrower or Guarantor fails to comply with ARTICLE 6 or Sections 7.11, 7.12, 7.13, 7.14, 7.15, 7.16, 7.17, or 7.21.

(c) Except for Events of Default otherwise set forth in this Section, a default shall occur in the due performance and observance of any of the covenants and conditions of this Agreement or any other Loan Document which is not cured within any applicable cure period for such covenant or condition or, if no specific cure is provided, within thirty (30) calendar days of written notice of such default being sent by Lender to Borrower.

(d) Any written representation, warranty or disclosure made by Borrower or Guarantor proves to be materially false or misleading as of the date when made, whether or not such representation or disclosure appears in this Agreement, the Loan Documents, or items submitted by Borrower or Guarantor to Lender in connection therewith.

(e) There occurs any Material Adverse Occurrence.

(f) There occurs a failure of Restoration Conditions upon damage or destruction.

(g) Borrower shall cause, permit or suffer any Borrower Control Event, Disposition or Secondary Financing which is not permitted by the terms hereof or for which Borrower did not obtain Lender’s prior written consent (in Lender’s sole and absolute discretion).

(h) Rent payments from the Property or not remitted directly into the Deposit Account.

(i) Guarantor shall default on any covenant, term or agreement contained in the Guaranty and shall fail to cure such default within any cure period contained therein, if any.

(j) (i) The filing of a petition by Borrower or any Guarantor for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; (ii) the filing of any pleading or an answer by Borrower or any Guarantor in any involuntary proceeding under the Bankruptcy Code or other debtor relief law which admits the jurisdiction of the court or the petition’s material allegations regarding Borrower’s insolvency; (iii) a general assignment by Borrower or any Guarantor for the benefit of creditors; (iv) Borrower or any Guarantor applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or any Guarantor or any of its property; or (v) the Property is determined by a court of competent jurisdiction to constitute an asset of an estate of a debtor in bankruptcy.

(k) The failure of Borrower or any Guarantor to effect a full dismissal of any involuntary petition under the Bankruptcy Code or under any other debtor relief law that is filed against Borrower or any Guarantor or in any way restrains or limits Borrower, or any Guarantor, or Lender regarding the Loan or the Property, prior to the earlier of the entry of any court order granting relief sought in such involuntary petition, or thirty (30) calendar days after the date of filing of such involuntary petition.

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(l) If (i) any Guarantor who is a natural person shall die or become incapacitated, or (ii) any Guarantor that is an entity shall be dissolved or otherwise terminated.

(m) Borrower shall fail to provide or cause to be provided any insurance required under this Agreement.

Each Loan Party, for itself acknowledges and agrees that all material non-monetary defaults are conclusively deemed to be and are defaults which impair the security of the Loan Documents, and that Lender shall be entitled to exercise any appropriate remedy, including without limitation, foreclosure of the Loan Documents upon the occurrence of any such material non- monetary default after the expiration of any cure period, if applicable.

9.2 Remedies. Upon the occurrence of an Event of Default, Lender may, in addition to any and all other remedies which Lender may have under this Agreement, the Loan Documents or at law or in equity, at its option and without prior demand or notice, take any or all of the following actions:

(a) Immediately terminate any further Advances.

(b) Declare the Obligations under the Note immediately due and payable.

(c) Foreclose on or realize upon any security for the Loan without waiving its rights to proceed against any other security or other entities or individuals directly or indirectly responsible for repayment of the Obligations or waive any and all security for the Obligations as Lender may in its discretion so determine, and pursue any such other remedy or remedies as Lender may so determine to be in its best interest as provided herein or in the Loan Documents. All remedies of Lender provided for herein and in any other Loan Document are cumulative and shall be in addition to all other rights and remedies provided by law. The exercise of any right or remedy by Lender hereunder shall not in any way constitute a cure or waiver of default hereunder or under any other Loan Document or invalidate any act done pursuant to any notice of default, or prejudice Lender in the exercise of any of its rights hereunder or under any other Loan Documents unless, in the exercise of its rights, Lender realizes all amounts owed to it under such Loan Documents.

(d) Borrower hereby irrevocably authorizes Lender, at any time an Event of Default shall have occurred and be continuing, to set off any sum due to or incurred by Lender against all deposits and credits of Borrower held by Lender.

ARTICLE 10
MISCELLANEOUS

10.1 No Waiver. No waiver of any Default or breach by Borrower or Lender hereunder shall be implied from any failure by Lender or Borrower to take action on account of such default if such default persists or is repeated, and no express waiver shall affect any Default other than the default specified in the waiver and shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by Lender or Borrower to, or of, any act by Borrower or Lender requiring further consent or approval shall not be deemed to waive or render unnecessary the consent or approval to, or of, any subsequent similar act.

10.2 Successors and Assigns. This Agreement is made and entered into for the sole protection and benefit of Lender and Borrower, their successors and assigns, and no other person or persons shall have any right of action hereunder. The terms hereof shall inure to the benefit of the successors and assigns of the parties hereto; provided, however, that Borrower’s interest hereunder cannot be assigned or otherwise transferred without the prior consent of Lender.

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10.3 Notices. Any notice required or permitted to be given by Borrower or Lender under this Agreement shall be in writing and will be deemed given (a) upon personal delivery or upon confirmed transmission by facsimile, (b) on the first (1st) Business Day after receipted delivery to a courier service which guarantees next-business-day delivery, or (c) on the third (3rd) business day after mailing, by registered or certified United States mail, postage prepaid, in any case to the appropriate party at its address set forth below:

If to Borrower:	Linden Real Estate Holdings, LLC
Attn: John “JT” Thatch
1700 Coit Road, Suite 290
Plano, Texas 75075

If to Lender:	American Pacific Bancorp, Inc.
Attn: Frank D. Heuszel
1400 Broadfield Street, Suite 100
Houston, Texas 77084

10.4 Authority to File Notices. Borrower irrevocably appoints, designates and authorizes Lender as its agent (said agency being coupled with an interest) to send to any third party any other notice or documents or take any other action that Lender deems reasonably necessary or desirable to protect its interest hereunder, or under the Loan Documents, and will upon request by Lender, execute such additional documents as Lender may reasonably require to further evidence the grant of the aforesaid right to Lender.

10.5 Time. Time is of the essence hereof.

10.6 Amendments, Etc. No amendment, modification, termination or waiver of any provisions of this Agreement or of any of the Loan Documents nor consent to any departure by Lender or Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Lender and Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

10.7 Headings. The article and section headings in no way define, limit, extend or interpret the scope of this Agreement or of any particular article or section.

10.8 Number and Gender. When the context in which the words are used in this Agreement indicate that such is the intent, words in the singular number shall include the plural and vice versa. References to any one gender shall also include the other gender if applicable under the circumstances.

10.9 Validity. In the event that any provisions of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

10.10 Governing Law Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without giving effect to Utah’s principles of conflicts of law. Borrower consents to the non-exclusive jurisdiction of state and federal courts located in both Utah and Salt Lake Counties, Utah and Harris County, Texas.

10.11 Survival of Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and of the Loan Documents and the extension of the Loan hereunder and continue in full force and effect until the Obligations of Borrower hereunder evidenced by the Note have been fully paid and satisfied.

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10.12 Automatic Acceleration. Should there occur a Default and if a petition under the United States Bankruptcy Code thereafter is filed by or against Borrower or any Guarantor while such event remains uncured and such petition is not dismissed within thirty (30) calendar days of filing, all obligations hereunder shall be automatically accelerated and due and payable and the default rate of interest provided for in the Note shall automatically apply as of the date of the first occurrence of the event which would, with the giving of notice, the passage of time, or both, constitute an Event of Default, without any notice, demand or action of any type on the part of Lender (including any action evidencing the acceleration or imposition of the default rate of interest). The fact that Lender has, prior to the filing of the voluntary petition under the United States Bankruptcy Code, acted in a manner which is inconsistent with the acceleration and imposition of the default rate of interest provided for in the Note, shall not constitute a waiver of this Section 10.12 or estop Lender from asserting or enforcing Lender’s rights hereunder.

10.13 Attorneys’ Fees and Other Costs. Borrower and Guarantor shall pay all reasonable expenses of Lender relating to the negotiation, drafting of documents, and documentation of the Loan, whether incurred in making the Loan or in future amendments or modifications to the Loan Documents. Further, Borrower and Guarantor shall reimburse Lender for all attorneys’ fees and expenses reasonably incurred by Lender in connection with the enforcement of Lender’s rights under this Agreement and each of the other Loan Documents, including, without limitation, reasonable attorneys’ fees and reimbursements for trial, appellate proceedings, out-of-court workouts and settlements and for enforcement of rights under any state or federal statute, including, without limitation, attorneys’ fees incurred in bankruptcy and insolvency proceedings such as in connection with seeking relief from stay in a bankruptcy proceeding or negotiating and documenting any amendment or modification of the Loan or reviewing subsequent Loan submission items. Borrower shall pay all costs, including without limitation costs of title searches, title commitments, appraisals, environmental audits, third-party consultants UCC searches incurred by Lender in enforcing payment and performance of the Loan, exercising rights and remedies of Lender under the Loan Documents, or reviewing Loan submission items. Borrower’s reimbursement obligation shall be part of the indebtedness evidenced and secured by the Loan Documents.

10.14 Severability; Titles. If any provision of this Agreement or of any other Loan Document securing or executed in connection with this Agreement is, for any reason and to any extent, invalid or unenforceable, then neither the remainder of the Loan Document in which such provision is contained, or the application of the provision to other persons, entities or circumstances, nor any other document referred to in this Agreement, shall be affected by such invalidity or unenforceability, and there shall be deemed substituted for the invalid unenforceable provision the most similar provision which would be valid and enforceable under applicable law.

10.15 Right to Participate or Assign Loan. Lender shall retain the right at all times, with or without Borrower’s or Guarantor’s consent, to grant participation in or to assign all of the Note or any portion thereof, together with the collateral for repayment of the Note, to any other entity acceptable to Lender, and Borrower (a) acknowledges that Lender has had and shall have the right to share any and all information concerning Borrower or Guarantor with any prospective loan participant or assignee and (b) Borrower shall cooperate with Lender in the event of any such assignment or participation and shall provide such information and take such actions as may be requested by Lender in accordance therewith.

10.16 No Marshaling. Each Loan Party, for itself and all who may claim through or under it, waive any and all right to have the property and estates comprising the Property marshaled upon any foreclosure of the lien and security interests of the Loan Documents and agrees that any court having jurisdiction to foreclose such lien may order the Property sold as an entirety.

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10.17 Joint and Several. The obligations of the undersigned as “Borrower” under this Agreement are joint and several.

10.18 WAIVER OF JURY TRIAL. BORROWER, AND BY LENDER’S ACCEPTANCE HEREOF, LENDER, HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, THE LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, OR ANY COLLATERAL ARISING THEREFROM OR CONNECTED THERETO. BORROWER AND LENDER EACH REPRESENT TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

10.19 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document. Receipt by Lender of an executed copy of this Agreement by facsimile or electronic mail shall constitute conclusive evidence of execution and delivery of this Agreement by the signatory thereto.

10.20 U.S.A. Patriot Act Notification. The following notification is provided to Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for Borrower: when Borrower opens an account, if Borrower is an individual Lender will ask for Borrower’s name, taxpayer identification number, residential address, date of birth, and other information that will allow Lender to identify Borrower, and if Borrower is not an individual Lender will ask for Borrower’s name, taxpayer identification number, business address, and other information that will allow Lender to identify Borrower. Lender may also ask, if Borrower is an individual to see Borrower’s driver’s license or other identifying documents, and if Borrower is not an individual to see Borrower’s legal organizational documents or other identifying documents.

10.21 FINAL EXPRESSION. PURSUANT TO SECTION 25-5-4, UTAH CODE ANNOTATED, THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL EXPRESSION OF AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO THE LOAN AGREEMENT SHALL BE DETERMINED SOLELY FROM THE LOAN DOCUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THE LOAN DOCUMENTS.

[Signature Pages Follow]

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WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date first written above by and through their duly authorized representatives.

BORROWER:

LINDEN REAL ESTATE HOLDINGS, LLC

By:
Name:	John “JT” Thatch
Title:	Manager

LENDER:

AMERICAN PACIFIC BANCORP, INC.

By:
Name:
Title:

Guarantor acknowledges, consents, and agrees to be bound by the provisions, representations, warranties, and covenants applicable to the undersigned, including without limitation ARTICLE 5 Representations, Warranties and Covenants and ARTICLE 6 Financial Covenants of this Agreement as if made by the undersigned.

SHARING SERVICES GLOBAL CORPORATION

By:
Name:	John “JT” Thatch
Title:	Chief Executive Officer

** Signature Page to Loan Agreement**

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EXHIBIT A
LAND DESCRIPTION

The Land referred to herein below is situated in Utah County, State of Utah, and is described as follows:

Tax Parcel Nos. 47-254-0001 and 47-254-0002

Lots 1 & 2, PLAT ‘‘A’’, NOAH’S CENTER SUBDIVISION, Lindon, Utah, according to the official plat thereof on file in the office of the Recorder, Utah County, Utah, recorded March 27, 2006 as Entry No. 35802:2006.